 Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-173854 on Form S-8 of our report dated April 5, 2011, relating to the consolidated financial statements of NeoStem, Inc. and subsidiaries as of and for the year ended December 31, 2010, appearing in the Annual Report on Form 10-K of NeoStem, Inc. for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

May 11, 2012